EXHIBIT 3.1
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            WULF INTERNATIONAL, LTD.


     WULF INTERNATIONAL,  LTD., a Colorado  corporation,  DOES HEREBY CERTIFY AS
FOLLOWS:

1.   The name of this Corporation is Wulf International, Ltd.

2. This Certificate of Amendment sets forth certain amendments to the Certificate of Incorporation of this Corporation, which were duly adopted by the Board of Directors of this Corporation and the holders of a majority of each class of stock of this Corporation entitled to vote thereon in accordance with the Business Corporation Act of the State of Colorado.

3. Article IV of the Certificate of Incorporation shall be amended in its entirety to read as follows:

                                   ARTICLE IV

     The total number of shares of all classes of stock that this corporation shall have the authority to issue is 60,000,000 consisting of (a) 10,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), and (b) 50,000,000 shares of Common Stock, $.01 par value (the "Common Stock"). Stockholders will have no preemptive rights.

     The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

A.   PREFERRED STOCK.

     1. Dividends. The holder of each share of Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of this Corporation, out of funds legally available for that purpose, dividends.

2.   Voting Rights of Preferred Stock.

     Except as otherwise required by law, a holder of each share of Preferred Stock shall be not entitled to vote on any matters.

3.   Priority of the Preferred Stock in Event of Dissolution or Sale of Assets.

          (a) In the event of a dissolution, liquidation or winding up of this corporation (whether voluntary or involuntary), after payment or provision for payment in full to the creditors of this corporation but before any distribution to the holders of Common Stock, the holders of Preferred Stock then outstanding shall be entitled to receive an amount per share equal to $1.00. After the foregoing distributions are made, the holders of Common Stock shall be entitled to share ratably in the remaining assets of this corporation.

          (b) A consolidation, merger or reorganization of this corporation with or into any other corporation or corporations, or a sale, or a series of related sales, of all or substantially all of the assets of this corporation shall not be deemed to be a liquidation, dissolution or winding up for the purpose of this Paragraph 3.

4.   Conversion of Preferred Stock into Common Stock.

          (a) Each share of Preferred Stock shall be convertible into five shares of Common Stock at any time after one year from the date of issuance at the option of the holder thereof. Before any holder of Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, to this corporation and shall give written notice, duly executed, to this corporation of such election to convert the same. Partial redemptions are not permitted; the holder of Preferred Stock must convert all of his shares of Preferred Stock into Common Stock if he elects to convert any shares of Preferred Stock. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Preferred Stock to be converted, and the holder of such shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (b) In case of any capital reorganization or of any reclassification of the Common Stock of this corporation, or in case of the consolidation of this corporation with, or the merger of this corporation into, any other corporation, or of the sale of the properties and assets of this corporation as, or substantially as, an entirety to any other corporation, the Preferred Stock shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be exercisable for the number of shares of stock or other securities or property of this corporation, or of this corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of Common Stock issuable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of the conversion privilege of the Preferred Stock would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale had the conversion privilege of the Preferred Stock been exercised prior thereto; and in any case, if necessary, the provisions set forth in this Paragraph 4 regarding the rights and interests thereafter of the holders of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the conversion privilege of the Preferred Stock.

          (c) This corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all outstanding shares of Preferred Stock.

B.   COMMON STOCK.

     1. Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock so held on all matters as to which holders of Common Stock shall be entitled to vote.

     2. Dividends. When, as and if dividends or distributions on the Common Stock are declared by the Board of Directors of this corporation, whether payable in cash, property or in securities of this corporation, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in dividends and distributions.

     3. Other Rights. Upon any liquidation, dissolution or winding-up of this Corporation ("Liquidation"), the holders of shares of Common Stock shall be entitled to share equally, share for share, in the remaining assets of this corporation to be distributed after the payment to the holders of shares of Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation as herein provided.

     4. The capital of this Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, Wulf International, Ltd. has caused this certificate to be signed by George Wulf, its Chief Executive Officer, this 7th day of December, 1999.

                                              WULF INTERNATIONAL, LTD.


                                               By:  /s/ George R. Wulf
                                                        -----------------------
                                                        George R. Wulf
                                                        Chief Executive Officer

                                STATE OF COLORADO


                                  DEPARTMENT OF
                                      STATE

                                   CERTIFICATE


     I, DONETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT

          ACCORDING TO THE RECORDS OF THIS OFFICE

                            WULF INTERNATIONAL, LTD.
                             (COLORADO CORPORATION)

     FILE #19871263251 WAS FILED IN THIS OFFICE ON September 26, 1973 AND HAS COMPILED WITH THE APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE.



Dated: December 02, 1999



                               /s/  Donetta Davison
                                    ------------------
                                    SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                              WULF OIL CORPORATION

KNOW ALL MEN BE THESE PRESENTS,  that we, Jack, R. Viders, S.E. Robinson, and L.
T. Anderson, citizens of the United States and residents of Colorado, have associated ourselves together to establish a corporation under and pursuant to the general corporation laws of the State of Colorado, for the purposes hereinafter set forth, and we hereby certify as follows.

                                    ARTICLE I

                     The name of this corporation shall be:

                              WULF OIL CORPORATION

                                   ARTICLE II

     The nature of the business of the corporation and the objects and purposes to be transacted, promoted and carried on by it are:

1. To engage in the leasing of lands believed to contain petroleum, oils, and gas: the improving, mortgaging, leasing, assigning, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale, and retail, of oils and gas; the buying, otherwise acquiring, selling, and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all building, pipe lines, pumping stations, and storage tanks, and any and all other building required in carrying on the business of the company; the acting as trustee for holders of oil lands in the receiving and disbursement of funds to be sued in drilling for the common benefit of the land holders; the doing of any and every act or thing, proper, necessary, and incident to the general purpose of this company.

2. To engage in the general business of exploring, prospecting and drilling for, and in mining, extracting, producing, milling, smelting, refining, and otherwise treating and processing thorium, uranium, radium and other fissionable or radioactive minerals or materials, and gold, silver, lead, copper and any and all other precious or valuable or useful minerals, metals, and organic or inorganic substances, including petroleum and other mineral or non-mineral liquid, solid or volatile substances; and to manufacture metals, metallic products, chemicals and chemical products, and the products of any other organic or inorganic substances that may be mined or produced by it.

3. To locate, patent, purchase, lease or otherwise acquire mines and mining claims and lands believed to be valuable for their mineral content, or for other organic or inorganic substances, and to acquire leasehold, royalty, or other interest therein, and to explore, develop, work and operate the same; also to purchase lease, build, construct and operate mills, smelters, reduction plants, refineries, manufacturing plants, chemical plants, storage and warehouse facilities, and any and all other building structures and works necessary or useful in carrying on any part of the business of the corporation; and to acquire, own, hold, use and operate any other kind of real property deemed necessary in and about its business.

4. To purchase or otherwise acquire, own, hold maintain and use any and all such power plants, machinery, equipment, appliances, tools, automotive equipment, automobiles, trucks, tractor, earth-moving equipment, drilling equipment and transportation facilities, as may be deemed necessary or useful in carrying on the business of the corporation, or any part thereof.

5. To engage in the business of marketing, selling distributing, shipping, exporting and otherwise disposing of the minerals, metals, products, by products and materials, manufactured articles, chemicals and substances of any kind, produced, made or otherwise acquired by it; and to sell, lease mortgage or otherwise encumber, or otherwise to dispose of, any or all of its real or personal property from time to time when deemed necessary or advisable.

6. To the extent permitted by law, to construct, operate roads, trams and private railroads, telephone liens and other means of communication and transportation, and to establish equip and maintain mining camps, houses, stores and other buildings, waterworks, electric power and light plants, sewage disposal facilities and other plants and facilities deemed necessary or useful in its business.

7. To make and enter into contracts with other persons, firms, associations or corporations, or with any state, government, or agency thereof, for any and all lawful purposes, including, mining, drilling, custom milling, smelting, furnishing or any substances to any person, firm association, corporation, state, government or governmental agency.

8. To engage in general merchandising, and to buy, sell, and deal in goods, wares and merchandise, machinery, appliances, tools, materials, equipment, food and other articles, of every kind and character.

9. To borrow money and to make, issue, negotiate and deliver its promissory notes, debentures, bonds and other securities or evidence of indebtedness, and to secure payment thereof by mortgage, pledge, or other encumbrance upon all or any part of its property and assets.

10. To purchase or otherwise acquire the properties and assets of any other person, firm or corporation and the business and good will thereof, when such acquisition and the business and good will thereof, when such acquisition is deemed advisable, and to pay therefore in cash, or in its stock, notes, debentures or bonds; and in any such transaction to assume and undertake or guarantee payment of any part or all of the indebtedness or other obligation of the person, firm or corporation whose properties and business are so acquired.

11. To produce or otherwise acquire, and to invest in, hold, own and dispose of, the stock, bonds, notes, debentures and other obligations or securities issued by any person, firm, association or corporation, and the bonds or other evidences of the obligations of any government, state, territory or province, or of any city, county, or other governmental subdivision thereof; and to guarantee payment of dividends on, or of the principal of or interest on, any stocks, bonds, notes, debentures or other securities or obligations of any person, firm, association or corporation in which this corporation has an interest as stockholder, creditor, or otherwise.

12. To purchase or otherwise, acquire shares of its own capital stock, and to hold, sell, exchange, pledge or otherwise dispose of on retire the same; provided, that this corporation shall not use any of its funds or property for the purchase of its own shares when such use would cause any impairment of the capital of this corporation, and provided, that the shares of its own stock belonging to this corporation shall not be voted directly or indirectly while so owned.

13. To apply for , register and obtain patents, trademarks, trade names and copyrights and to purchase or otherwise acquire rights an licenses under patents owned by held by others; and to grant licenses under, or to sell or otherwise dispose of, patents and patent rights, trademarks or trade names obtained by this corporation.

14. To carry on any other lawful business which may be deemed related to tributary to the business of this corporation, including oil, gas, coal, oil shale, or other drilling or mining ventures.

15. To conduct business and to have offices and places of business, and to acquire, own and dispose of property of all kinds in the State of Colorado and in other states and territories, districts, dependencies or colonies of the United State, and in any foreign country, subject to compliance with the laws thereof; and generally to have and exercise all of the powers now or hereafter conferred by the general corporation laws of the State of Colorado, whether or not herein specifically mentioned.

16. The foregoing clauses shall be construed as both objects and powers, and the foregoing enumeration of powers shall not be deemed to limit or restrict in any manner the general powers of this corporation; and the purposes, objects and powers specified in each of the paragraphs of this
     Article II shall not be limited or, restricted by reference to inference from the terms of any other paragraph, but each shall be regarded as independent objects and purposes.

                                   ARTICLE III

This corporation shall have perpetual existence.

                                   ARTICLE IV

     The amount of authorized capital stock of this corporation is Five Hundred Thousand Dollars ($500,000.00), consisting of Fifty Million (50,000,000) shares of the par value of One Cent (1(cent)) each, and all shares when issued shall be paid and non-assessable, and the private property of stockholders shall not be liable for corporate debts. Stockholder shall have no preemptive rights.

                                    ARTICLE V

     The initial Board of Directors shall consist of three (3) members, and the names and addresses of the person who are to serve ad directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

                                 George R. Wulf
                        811 First National Bank Building
                              Casper, Wyoming 82601

                                  Lyle J. Reber
                                4575 Fortuna Way
                           Salt Lake City, Utah 84117

                                Edward J. Burrows
                           Hay Springs, Nebraska 69347

         Cumulative voting in the election of directors hall be permitted.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers hereinbefore conferred or conferred by the statutes or the by-laws of this corporation, the Board of Directors shall have the following powers:

1. To make, alter, amend or repeal by-laws for the corporation, but any by-law so made may be altered, amended or repealed by the stockholders at any annual or special meeting.

2. From time to time to fix and determine, and to vary, the amount of working capital of this corporation, to determine and direct the use and disposition thereof, to set apart out of any funds of the corporation available for dividends, a reserve or reserves for any proper purpose and to abolish such reserves in the manner in which it was created, and to declare dividends from time to time out of any funds available therefor.

3. To designate by resolution passed by a majority of the whole board, an executive committee and such other committee as the board shall deem desirable, each committee to consist of at least two (2) members of the board, which committee or committees, to extend provided in such resolution or in the by-laws, shall have and may exercise the powers of the Board of Directors in the intervals between meetings of the Board, in the management of the business and affairs of the corporation.

4. By majority vote of the whole Board of Directors, to sell, lease, or convey any part of all of the property and assets of the corporation, including its good will, corporate franchise, upon such terms and conditions and for such consideration as the Board of Directors may deem expedient and for the best inters of the corporation; provided that the sale or disposal of all or substantially all of the property and assets shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds (2/3rds) of the capital stock then issued and outstanding (or of such class of stock, if more than one class), such vote to be taken at a meeting of stockholders duly called for that purpose as provided by the Statutes of Colorado.

5. To determine from time to time whether and to what extent and at what times and places and under what conditions the stock books, account books and other books and records of the corporation shall be open for inspection by stockholders, and no stockholder shall have any right to inspect any stock record, account book, paper or record of this corporation unless the request therefor shall be made in writing and in good faith and for an honest purpose and not for the purpose of injuring the corporation or of interfering with its business.

6. Pursuant to the affirmative vote of the holders of at least two-thirds (2/3rds) of the stock issued and outstanding having voting power (or of each class of stock, if more than one class), given at a meeting of the stockholders duly called for the purpose, the Board of Directors hall have full power and authority at any meeting, after first paying or having made adequate provision for the payment of the debts and obligations of the corporations to make on or more pro rata distributions of part or all of the assets of the corporation in kind, or in cash, or partly in kind and partly in cash, to all stockholder who shall have first deposited their capital stock with the Board of Directors or with an agent designated for such purpose, and the Board of Directors, if it shall so elect, shall have full power and authority to make on or more pro rata distributions of all or part of the assets of the corporation, in kind or in cash, or partly in kind and partly in cash, to a trustee appointed by said Board to act for the benefit of all stockholders who the rights of said stockholders in all respect to be governed by the trust agreement under which said assets may be distributed to said trustee.

                                   ARTICLE VII

     The principal office and place of business of this corporation in the State of Colorado shall be kept in the City and Country of Denver. The corporation may also have an office and own, hold or operate properties in other counties of the State of Colorado, or elsewhere, as herein before stated.

     The original stock books and ledgers and other books and records required by the Statutes of Colorado to be kept for inspection by stockholders or creditors, shall be kept at the principal office of the Corporation in the City and County of Denver.

     Meetings at the Board of Directors and of the stockholder may be held from time to time outside of the State of Colorado at such times and places as may be designated by the by-laws or resolutions of the Board of Directors.

                                  ARTICLE VIII

     The  corporation  shall be  entitled  to treat the person in whose name any shares of stock are registered on its books as the owner thereof for all purposes, and shall not be bound to reorganize any equitable or other claim to or interest of such shares on the part of any other person, whether or not the corporation shall have notice thereof, except upon presentation of the certificate or certificates for such shares properly endorse by the person or persons appearing upon the face of such certificate to be the owner thereof, or accompanied by a proper transfer or assignment separate from the certificate, with the signatures of such endorsement or assignment duly witnessed or guaranteed, or except as may be otherwise expressly provided by the Statues of Colorado, or ordered by a court of competent jurisdiction.

                                   ARTICLE IX

     To indemnify each director and officer of the corporation, against reasonable costs and expenses, including counsel fees, actually and necessarily incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or an officer of the corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of negligence misconstrued which shall be deemed to include willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolved the director or officer of liability to the corporation or its stockholders for negligence and misconduct, within the meaning thereof as used herein, or in the even of a settlement, each director and officer (and his heirs, executors, and administrators) shall be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnify shall be conditioned upon the prior determination by a resolution of two-thirds (2/3rds) of those members of the Board of Director of the corporation who are not involved in the action, suit, or proceeding that the director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action suit or proceedings, each determination shall have been made by a written opinion of independent counsel. Amounts paid in settlements shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of directors or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the ground that the indemnified was liable to the corporation or its security holders by reason of negligence or misconduct, within the meaning thereof as used herein. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

                                    ARTICLE X

     The rights is expressly reserved to amend these Articles of Incorporation or any article herein in any manner or respect nor or hereafter permitted or provided by the corporation laws of Colorado, and the rights of all stockholders are expressly made subject to such power of amendments.

                                   ARTICLE XI

The address of the initial registered office of the Corporation is 777 Capitol Life Center, Denver, Colorado 80203, and the name of the initial registered agent of the corporation at such address is Jack R. Viders.

                                   ARTICLE XII

         The name and addresses of the incorporators are:

JACK R. VIDERS             306 United Bank Center, Denver, CO.  80202
S. E. ROBINSON             306 United Bank Center, Denver, CO.  80202
L. T. ANDERSON             306 United Bank Center, Denver, CO.  80202

















     Executed this 6th day of September, 1973, by the undersigned incorporators.


                                             /s/ Jack R. Viders
                                                 --------------
                                                 Jack R. Viders




                                             /s/ S. E. Robinson
                                                 --------------
                                                 S. E. ROBINSON



                                             /s/ L. T. Anderson
                                                 --------------
                                                 L. T. ANDERSON


         STATE OF COLORADO  )
                            ) ss
 CITY AND COUNTY OF DENVER  )


     I, Carol A. Vieyra, a Notary Public in and for the City and County and State aforesaid, do hereby certify that Jack R. Viders, S.E. Robinson and L. T. Anderson, who are personally know to the be the persons whose names are subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and upon oath swore to the truth of the facts therein stated and acknowledged that they signed and delivered said instruments of writing as their free and voluntary act.

     Given under my hand and official seal this 6th day of September, 1997

     My commission expires :


                                              /s/ Carol V. Vieyra
                                           ---------------------------

SS: Form D-4 (Rev. 7/91)            MAIL TO:
Submit in Duplicate        Colorado Secretary of State
Filing Fee:                    Corporation Office
                            1560 Broadway, Suite 200
                              Denver, Colorado   80202
                                 (303) 894-2200


                             ARTICLES OF AMENDMENTS
                                     to the
                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to it Articles of
Incorporation:

     FIRST:   The name of the corporation is (note 1)   WULF   OIL CORPORATION
                                                        ----------------------

     SECOND: The following amendment to the Articles of Incorporation was adopted on September 30 1991, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

              Such  amendment  was adopted  by  the  board of directors where no
    -------
shares have been issued.

       X      Such  amendment was  adopted by  a vote of the  shareholders.  The
    -------
number of shares voted for the amendment was sufficient for approval.

     Amendment One:   The name of the  corporation  was  changed  from  Wulf Oil
                      Corporation to WULF INTERNATIONAL, LTD.

     THIRD: The manner, is not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital as changed by such amendment are as follows:

                                              WULF OIL CORPORATION  (Note 1)
                                              ---------------------

                                      By      /s/ Larry C. Wulf
                                              ---------------------
                                               Larry C. Wulf
                                              Its         President

                                      and     /s/ George R. Wulf    (Note 2)
                                              ---------------------
                                                  George R. Wulf
                                              Its         Secretary


                                                                    (Note 3)
                                              ---------------------
                                             Its           Director

     NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment to name before this amendment is filed)

          2.   Signatures and titles of officers signing for the corporation.

          3.   Where no shares have been issued, signature of a director

                                    MAIL TO:
                           COLORADO SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2200


This document must be typed

Filing fee: $10.00. $20.00 When resigning as off/dir and Registered Agent

RESIGNATION OF OFFICER, DIRECTOR OR REGISTERED AGENT

AFFIDAVIT

       PETER B. SCOTT, the affiant, being duly sown, states under oath and under penalty of perjury, that:



1.     S/he has resigned as a:

           Director                        President      Vice-President              Secretary
----------                          ------                                    -------
           Assistant Secretary             Treasurer      Registered Agent
----------                          ------                                    -------



                           Of        WULF INTERNTIONAL, LTD.
                              ------------------------------

2. Notice of such resignation has been delivered to the corporation pursuant to Colorado statues, Articles of Incorporation or the by laws.

3.    THE REGISTERED OFFICE IS DISCONTINUED
                                             -------------------------

                                           / s/ Peter B. Scott
                                                --------------------------------
                                                Signature of person resigning

                                                6959 West 14th Avenue, Suite 100
                                                --------------------------------
                                                Lakewood, Colorado 80214
                                                --------------------------------
                                                Address

Dated:

State of        )
                )
County of       )
                                951101941 M$20.00
                               Secretary of State
         Subscribed and sworn to before me by  08-14-95 13:37
                                             -----------------------------------
this                    day  of                              , 19    .
     ------------------         -----------------------------    ----


                                                --------------------------
                                                Notary Public

My commission expires:
                       ---------------
THIS FILING IS A NOTICE FILING ONLY AND IN NO WAY AFFECTS THE RIGHTS OR LIABILITIES OF THE RESIGNING OFFICER, DIRECTOR OR AGENT. IF THE RESIGNATION IS ONLY THAT OF THE REGISTERED AGENT, THIS DOCUMENT IS NOT REQUIRED TO BE NOTARIZED.

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

MUST BE TYPED
FILING FEE: $10.00
MUST SUBMIT TWO COPIES
            ---
                             STATEMENT OF CHANGE OF
Please include a typed       REGISTERED OFFICE OR
self addressed envelope      REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporatation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the law of:

                                    COLORADO
                                    --------

submits the following statement for the purpose of changing its registered office or it registered agent, or both, in the state of Colorado.

FIRST: The name of the corporation, limited partnership or limited liability company is
                             WULF INTERNATIONAL, LTD
        ---------------------------------------------------------------


SECOND:  Street address of current REGISTERED OFFICE is:    AGENT RESIGNED
         and if change, the new street address is : 1675 Broadway, Denver, Colorado 8020?

THIRD:   The name of its current REGISTERED AGENT is   AGENT RESIGNED
         and if changed, the new registered agent is:  The Corporation Company

         Signature of Registered Agent by:  /s/ Daniel R. Glatz
         Principal place of business 5200 Keller Springs Road, Suite 1131 Dallas, Texas 75248

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.


                                     WULF INTERNATIONAL LTD.
                                     -----------------------------
                                         Name of Entity

                                     By:    /s/ Authorized Officer
                                          ------------------------
                                     Its  PRESIDENT
                                          ------------------------
                                          Title